Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Jul 31, 2001
Payment Date	Aug 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.830000%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2001 Jul 16, 2001 30
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	88,820,945.15	65,756,219.37	6,220,182.92	16,922,164.39
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	4.070000%	4.455000%	4.860000%
Interest/Yield Payable on the Principal Balance	301,251	244,120	25,192
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	301,251	244,120	25,192
Interest/Yield Paid	301,251	244,120	25,192

Summary

Beginning Security Balance	88,820,945	65,756,219	6,220,183	16,922,164
Beginning Adjusted Balance	88,820,945	65,756,219	6,220,183
Principal Paid	4,014,593	2,972,120	281,147	801,923
Ending Security Balance	84,806,352	62,784,099	5,939,036	16,157,267
Ending Adjusted Balance	84,806,352	62,784,099	5,939,036
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	84,843,377	62,784,099	5,939,036
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			5,142,187
Ending OC Amount as Holdback Amount				16,157,267
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.4016681	$1.4176866	$0.8313008
Principal Paid per $1000	$5.3527905	$17.2601005	$9.2775383